EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-91552 on Form S-8 of Shire Limited of our report dated June 20, 2007, relating to the financial statements and supplemental schedule appearing in the Annual Report on Form 11-K of Shire Pharmaceuticals Inc. 401(k) Savings Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 23, 2008